N E W S

April 19, 2005 Beth Copeland - Media (317) 269-1395 William J. Brunner - Shareholders & Analysts (317) 269-1614 FOR IMMEDIATE RELEASE

First Indiana Announces First Quarter 2005 Earnings

        (INDIANAPOLIS) — First Indiana Corporation today announced earnings of $5.6 million, or $0.40 per diluted share, for the first quarter ended March 31, 2005. Earnings for the first quarter of the previous year were $5.4 million, or $0.34 per diluted share. Earnings from continuing operations for the first quarter of the previous year were $4.3 million, or $0.27 per diluted share.

        Included in first quarter 2005 results are the following pre-tax items:

•	A negative provision for loan losses of $2.6 million
•	A loss of $1.7 million on the sale of the bank’s third-party loan servicing portfolio
•	A loss of $804,000 resulting from the sale of $35 million in Federal Home Loan Bank bonds.

        The net effect of these items was neutral to first quarter 2005 net income earnings.

Credit Quality

        Credit quality continued to improve in the first quarter of 2005 with non-performing assets decreasing to $15.8 million at March 31, 2005, from $21.4 million at December 31, 2004, and $38.5 million at March 31, 2004. Net charge-offs for the first quarter of 2005 were $1.3 million, compared with $3.2 million for the first quarter of 2004. As a result of the continued improvement in credit quality, the provision for loan losses was a negative $2.6 million for the first quarter of 2005, compared with a charge of $3.0 million for the first quarter of the previous year.

        The ratio of allowance for loan losses to loans at the end of the first quarter of 2005 was 3.34 percent, compared with 3.54 percent at the end of the fourth quarter of 2004 and 3.01 percent at the end of the first quarter of 2004. The ratio of allowance for loan losses to non-performing loans at March 31, 2005, was 329 percent, compared with 269 percent at the end of the fourth quarter of 2004 and 153 percent at the end of the first quarter of 2004.

Net Interest Margin

        Net interest margin was 3.77 percent for the first quarter 2005, compared with 3.66 percent for the fourth quarter of 2004 and 3.50 percent for the first quarter of 2004. An adjustment for prepayment activity relating to residential mortgage loans purchased at a premium and the residual impact of the excess liquidity created by fourth quarter 2004 sale of non-Indiana construction loan offices reduced the first quarter 2005 net interest margin by approximately 6 basis points. Net interest income for the first quarter of 2005 was $16.3 million, compared with $17.6 million for the first quarter of 2004.

Assets and Liabilities

        Loans outstanding were approximately the same as the previous quarter at $1.5 billion at March 31, 2005 and December 31, 2004. However, loans outstanding at the end of the first quarter of 2005 were down compared with $1.8 billion of loans outstanding at March 31, 2004. As the first quarter of 2005 progressed, growth of in-market, high quality credits began to outpace loan pay-downs.

        Average core demand and savings deposits for the year increased 4 percent to $888 million for the first quarter of 2005 from $852 million for the first quarter of 2004. Non-interest bearing deposits averaged $243 million for the first quarter of 2005, compared with $223 million for the first quarter of the previous year. Savings deposits averaged $456 million for the first quarter of 2005, compared with $447 million for the first quarter of the previous year.

Non-Interest Income

        Non-interest income for the first quarter of 2005 was $6.0 million, compared with $9.9 million for the same period last year. Included in non-interest income is a loss of $1.7 million on the sale of the bank’s third-party loan servicing portfolio to EverBank in Jacksonville, Florida, at the end of the first quarter. This sale is the final step in the corporation’s strategic decision to exit third party loan servicing.

        As mentioned above, $35 million in Federal Home Loan Bank bonds were sold resulting in a loss of $804,000. As interest rates have risen, the corporation took the opportunity to reposition a portion of its securities portfolio and better position the organization for future earnings. This transaction did not have a material impact on interest rate risk.

Non-Interest Expense

        Non-interest expense was $16.0 million for the first quarter of 2005, compared with $17.8 million for the first quarter of 2004. The decrease over the previous year reflects the implementation of the cost reduction plan announced in the third quarter of 2004 and is on track to meet or exceed the projected $4 million improvement in annual pre-tax earnings. The efficiency ratio of the first quarter of 2005 was 71.80 percent, compared with 64.84 percent for the first quarter of 2004. The loss on the servicing sale and the loss on the sale of securities are included in non-interest income and had the effect of increasing the efficiency ratio for the first quarter of 2005 by 727 basis points.

Conference Call

        First Indiana will host a conference call to discuss first quarter 2005 financials on Wednesday, April 20, 2005, at 3:00 p.m. Indiana time (EST). To participate, please call (800) 278-9857 and ask for First Indiana first quarter 2005 earnings. A replay of the call will be available from 6:00 p.m. Indiana time (EST) on Wednesday, April 20, through midnight, Wednesday, April 27, 2005. To hear the replay, call (800) 642-1687 and use conference ID: 4881647.

        First Indiana Corporation (Nasdaq: FINB) is a full-service financial services company offering comprehensive financial solutions to businesses and individuals. It is the holding company for First Indiana Bank, N.A., the largest commercial bank headquartered in Indianapolis. Founded in 1915, First Indiana Bank is a national bank with 30 offices in central Indiana. Information about First Indiana is available at (317) 269-1200, or at www.firstindiana.com, which is not a part of this news release.

        This press release contains forward-looking statements concerning First Indiana’s future operations and financial results. Such statements are subject to important factors that could cause First Indiana’s actual results to differ materially from those anticipated by the forward-looking statements. These factors include (i) the factors identified in First Indiana’s Annual Report on form 10-K for the year ended December 31, 2004 under the heading “Forward-Looking Statements” which factors are incorporated herein by reference, and (ii) such other factors that may be described from time to time in First Indiana’s SEC filings. Forward-looking statements by their nature are subject to assumptions, risks, and uncertainties. The fact that there are various risks and uncertainties should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements. First Indiana undertakes no duty to update forward-looking statements.

Financial Highlights
First Indiana Corporation and Subsidiaries
(Dollars in Thousands, Except Per Share Data)
(Unaudited)

	For the Three Months Ended March 31
	2005	2004
Net Interest Income	$ 16,340	$ 17,626
Provision for Loan Losses	(2,550)	3,000
Non-Interest Income	5,959	9,871
Non-Interest Expense	16,010	17,827
Earnings from Continuing Operations, Net of Taxes	5,622	4,254
Earnings from Discontinued Operations, Net of Taxes	—	1,152
Net Earnings	5,622	5,406

Basic Earnings Per Share
Earnings from Continuing Operations, Net of Taxes	$ 0.41	$ 0.28
Earnings from Discontinued Operations, Net of Taxes	—	0.07

Net Earnings	$ 0.41	$ 0.35

Diluted Earnings Per Share
Earnings from Continuing Operations, Net of Taxes	$ 0.40	$ 0.27
Earnings from Discontinued Operations, Net of Taxes	—	0.07

Net Earnings	$ 0.40	$ 0.34

Dividends Per Share	$ 0.180	$ 0.165

Net Interest Margin	3.77%	3.50%
Efficiency Ratio (1)	71.80	64.84
Annualized Return on Average Assets (2)	1.24	1.02
Annualized Return on Average Equity (2)	13.04	10.24

Average Basic Shares Outstanding	13,860,380	15,596,942
Average Diluted Shares Outstanding	14,116,148	15,837,457

	At March 31
	2005	2004
Assets	$ 1,832,033	$ 2,153,637
Loans	1,476,147	1,759,806
Deposits	1,383,294	1,486,053
Shareholders’ Equity	173,095	212,873

Shareholders’ Equity/Assets	9.45%	9.88%

Shareholders’ Equity Per Share	$ 12.42	$ 13.60
Market Closing Price	24.20	20.15

Shares Outstanding	13,939,606	15,653,777

(1)	Based on continuing operations.
(2)	Includes earnings from continuing and discontinued operations.

Condensed Consolidated Balance Sheets
First Indiana Corporation and Subsidiaries
(Dollars in Thousands)
(Unaudited)

	March 31 2005	December 31 2004	March 31 2004
Assets
Cash	$ 42,457	$ 52,611	$ 48,446
Interest-Bearing Due from Banks	4,100	42,540	35,463
Securities Available for Sale	221,539	217,269	212,220
Other Investments	26,285	26,027	25,248
Loans
Business	474,874	466,703	499,688
Commercial Real Estate	166,798	175,145	175,482
Single-Family Construction	67,268	58,680	187,381
Consumer	495,762	520,611	572,546
Residential Mortgage	271,445	279,051	324,709

Total Loans	1,476,147	1,500,190	1,759,806
Allowance for Loan Losses	(49,345)	(53,172)	(53,034)

Net Loans	1,426,802	1,447,018	1,706,772
Premises and Equipment	24,658	24,954	24,349
Accrued Interest Receivable	8,220	8,194	8,602
Loan Servicing Rights	—	4,260	5,716
Goodwill	30,682	30,682	30,682
Other Intangible Assets	3,728	3,902	4,441
Assets of Discontinued Operations	—	—	11,819
Other Assets	43,562	40,806	39,879

Total Assets	$ 1,832,033	$ 1,898,263	$ 2,153,637

Liabilities
Non-Interest-Bearing Deposits	$ 275,142	$ 265,203	$ 261,383
Interest-Bearing Deposits
Demand Deposits	196,331	189,911	176,845
Savings Deposits	457,230	463,679	452,017
Certificates of Deposit	454,591	451,904	595,808

Total Interest-Bearing Deposits	1,108,152	1,105,494	1,224,670

Total Deposits	1,383,294	1,370,697	1,486,053
Short-Term Borrowings	149,175	162,208	123,754
Federal Home Loan Bank Advances	44,443	114,499	250,426
Subordinated Notes	46,688	46,657	46,565
Accrued Interest Payable	2,440	1,818	2,876
Advances by Borrowers for Taxes and Insurance	2,878	1,175	3,070
Liabilities of Discontinued Operations	—	—	2,836
Other Liabilities	30,020	29,066	25,184

Total Liabilities	1,658,938	1,726,120	1,940,764

Shareholders’ Equity
Common Stock	160	160	176
Capital Surplus	11,505	10,048	48,106
Retained Earnings	191,520	188,424	187,959
Accumulated Other Comprehensive Income (Loss)	(1,386)	(1,398)	1,251
Treasury Stock at Cost	(28,704)	(25,091)	(24,619)

Total Shareholders’ Equity	173,095	172,143	212,873

Total Liabilities and Shareholders’ Equity	$ 1,832,033	$ 1,898,263	$ 2,153,637

Condensed Consolidated Statements of Earnings
First Indiana Corporation and Subsidiaries
(Dollars in Thousands, Except Per Share Data)
(Unaudited)

	Three Months Ended March 31
	2005	2004
Interest Income
Interest-Bearing Due from Banks	$ 56	$ 20
Federal Funds Sold	19	—
Securities Available for Sale	1,899	2,179
Dividends on Other Investments	274	344
Loans	21,849	23,572

Total Interest Income	24,097	26,115
Interest Expense
Deposits	5,096	5,391
Short-Term Borrowings	754	286
Federal Home Loan Bank Advances	1,069	1,971
Subordinated Notes	838	841

Total Interest Expense	7,757	8,489

Net Interest Income	16,340	17,626
Provision for Loan Losses	(2,550)	3,000

Net Interest Income After Provision for Loan Losses	18,890	14,626
Non-Interest Income
Deposit Charges	3,791	4,117
Loan Servicing Income (Expense)	9	(86)
Loan Fees	550	679
Trust Fees	928	876
Investment Product Sales Commissions	144	633
Sale of Loans	2,545	2,657
Sale of Loan Servicing	(1,708)	—
Net Investment Securities Gain (Loss)	(813)	280
Other	513	715

Total Non-Interest Income	5,959	9,871
Non-Interest Expense
Salaries and Benefits	9,468	10,608
Net Occupancy	1,040	1,042
Equipment	1,346	1,505
Professional Services	1,056	1,133
Marketing	577	547
Telephone, Supplies, and Postage	807	853
Other Intangible Asset Amortization	174	180
OREO Expenses	32	(105)
Other	1,510	2,064

Total Non-Interest Expense	16,010	17,827

Earnings from Continuing Operations	8,839	6,670
Income Taxes	3,217	2,416

Earnings from Continuing Operations, Net of Taxes	5,622	4,254
Discontinued Operations
Earnings from Discontinued Operations	—	1,849
Income Taxes	—	697

Earnings from Discontinued Operations, Net of Taxes	—	1,152

Net Earnings	$ 5,622	$ 5,406

Basic Earnings Per Share
Earnings from Continuing Operations, Net of Taxes	$ 0.41	$ 0.28
Earnings from Discontinued Operations, Net of Taxes	—	0.07

Basic Net Earnings Per Share	$ 0.41	$ 0.35

Diluted Earnings Per Share
Earnings from Continuing Operations, Net of Taxes	$ 0.40	$ 0.27
Earnings from Discontinued Operations, Net of Taxes	—	0.07

Diluted Net Earnings Per Share	$ 0.40	$ 0.34

Dividends Per Common Share	$ 0.180	$ 0.165

Net Interest Margin
First Indiana Corporation and Subsidiaries
(Dollars in Thousands)
(Unaudited)

	Three Months Ended
	March 31, 2005			March 31, 2004
	Average Balance	Interest	Yield / Rate	Average Balance	Interest	Yield / Rate
Assets
Interest-Bearing Due from Banks	$ 10,659	$ 56	2.13%	$ 7,779	$ 20	1.05%
Federal Funds Sold	3,181	19	2.42	—	—	—
Securities Available for Sale	219,259	1,899	3.46	214,792	2,179	4.06
Other Investments	26,219	274	4.18	25,177	344	5.47
Loans
Business	458,674	6,811	6.02	500,205	6,175	4.97
Commercial Real Estate	173,450	2,715	6.35	178,931	2,373	5.33
Single-Family Construction	63,893	946	6.00	189,569	2,114	4.49
Consumer	507,427	8,288	6.54	591,147	9,124	6.18
Residential Mortgage	275,169	3,089	4.49	311,066	3,786	4.87

Total Loans	1,478,613	21,849	5.95	1,770,918	23,572	5.34

Total Earning Assets	1,737,931	24,097	5.58	2,018,666	26,115	5.19
Other Assets	103,853			119,193

Total Assets	$1,841,784			$2,137,859

Liabilities and Shareholders’ Equity
Interest-Bearing Deposits
Demand Deposits	$ 189,551	$ 167	0.36%	$ 182,067	$ 158	0.35%
Savings Deposits	455,583	1,460	1.30	446,906	698	0.63
Certificates of Deposit	452,118	3,469	3.11	628,950	4,535	2.90

Total Interest-Bearing Deposits	1,097,252	5,096	1.88	1,257,923	5,391	1.72
Short-Term Borrowings	146,982	754	2.08	125,634	286	0.92
Federal Home Loan Bank Advances	100,013	1,069	4.34	239,230	1,971	3.31
Subordinated Notes	46,678	838	7.18	46,552	841	7.23

Total Interest-Bearing Liabilities	1,390,925	7,757	2.26	1,669,339	8,489	2.05
Non-Interest-Bearing Demand Deposits	243,011			222,566
Other Liabilities	33,035			33,621
Shareholders’ Equity	174,813			212,333

Total Liabilities and Shareholders’ Equity	$1,841,784			$2,137,859

Net Interest Income/Spread		$ 16,340	3.32%		$ 17,626	3.14%

Net Interest Margin			3.77%			3.50%

Loan Charge-Offs and Recoveries
First Indiana Corporation and Subsidiaries
(Dollars in Thousands)
(Unaudited)

	Three Months Ended
	March 31, 2005	March 31, 2004
Allowance for Loan Losses at Beginning of Period	$ 53,172	$53,197
Charge-Offs
Business	400	4,588
Consumer	1,481	1,401
Residential Mortgage	28	—

Total Charge-Offs	1,909	5,989
Recoveries
Business	230	2,608
Commercial Real Estate	30	—
Single-Family Construction	200	57
Consumer	172	161

Total Recoveries	632	2,826

Net Charge-Offs	1,277	3,163
Provision for Loan Losses	(2,550)	3,000

Allowance for Loan Losses at End of Period	$ 49,345	$53,034

Net Charge-Offs to Average Loans (Annualized)	0.35%	0.72%
Allowance for Loan Losses to Loans at End of Period	3.34	3.01
Allowance for Loan Losses to Non-Performing Loans
at End of Period	328.66	153.17

Non-Performing Assets
First Indiana Corporation and Subsidiaries
(Dollars in Thousands)
(Unaudited)

	March 31, 2005	December 31, 2004	March 31, 2004
Non-Performing Loans
Non-Accrual Loans
Business	$ 9,631	$10,637	$ 9,588
Commercial Real Estate	1,184	1,184	4,479
Single-Family Construction	—	45	7,738
Consumer	2,195	3,078	7,345
Residential Mortgage	664	961	2,363

Total Non-Accrual Loans	13,674	15,905	31,513

Accruing Loans Past Due 90 Days or More
Business	297	459	1,227
Commercial Real Estate	—	881	—
Single-Family Construction	—	494	—
Consumer	911	2,025	1,885
Residential Mortgage	132	—	—

Total Accruing Loans Past Due 90 Days or More	1,340	3,859	3,112

Total Non-Performing Loans	15,014	19,764	34,625
Foreclosed Assets	759	1,681	3,923

Total Non-Performing Assets	$15,773	$21,445	$38,548

Non-Performing Loans to Loans at End of Period	1.02%	1.32%	1.97%
Non-Performing Assets to Loans
and Foreclosed Assets at End of Period	1.07	1.43	2.19